UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2022, Mission Produce, Inc. (the “Company”) announced the appointment of Timothy A. Bulow as the Company’s President and Chief Operating Officer. Mr. Bulow will join the Company no later than August 1, 2022. Stephen J. Barnard will continue to serve as the Company’s Chief Executive Officer and a member of the Board of Directors.

Mr. Bulow, age 56, is the Chief Operating Officer of Minor Education, part of Minor International Pcl which is one of the largest hospitality, restaurant, and lifestyle companies in the Asia Pacific, a role he has held since 2019. From 2012 to 2019, Mr. Bulow held various senior executive roles at Laureate International Universities, a global network of degree-granting educational institutions. Previously, Mr. Bulow held various management positions in marketing at General Mills, Inc. (NYSE: GIS), a multinational manufacturer and marketer of branded consumer foods, for 15 years. He has also held various roles in accounting, finance, and strategy at PepsiCo, Inc. (NASDAQ: PEP), one of the world’s leading food and beverage companies. Mr. Bulow holds a B.S. from Tennessee Tech University and an MBA from Harvard Business School.

Mr. Bulow’s compensation package consists of: (1) an annual base salary of $475,000; (2) participation in the Company’s annual cash incentive plan with a target bonus percentage of 75% (for fiscal 2022, Mr. Bulow’s annual cash incentive will be subject to the 2022 annual cash incentive plan, but he will be guaranteed a payout of at least 50% of his target bonus opportunity, pro-rated based on the number of months between his start date and October 31, 2022); (3) a one-time, sign-on cash bonus of $350,000 which is subject to repayment on a pro-rated basis if Mr. Bulow terminates his employment prior to the expiration of three years from the effective date of hire; (4) participation in our long-term equity incentive plan beginning with fiscal 2023 (for fiscal 2023, the value of Mr. Bulow’s equity grant will be guaranteed at $500,000); (5) a biweekly car allowance and Company-paid health premiums consistent with our other executive officers; and (6) certain relocation assistance, including temporary housing for a maximum of three months, reimbursement for interim health insurance, and reimbursement of costs and expenses associated with one relocation trip. Mr. Bulow will also be eligible to participate in and/or receive the Company’s other standard benefits and plans.

There are no arrangements or understandings between Mr. Bulow and any other person pursuant to which he was selected as an executive officer. Mr. Bulow is not a party to any transactions with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K, and there are no family relationships between Mr. Bulow and any of the Company’s executive officers or directors.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.
Date: May 3, 2022
/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer